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[EDAC LOGO]            EDAC TECHNOLOGIES CORPORATION
                  1806 New Britain Ave., Farmington, CT 06032 -
                    Tel: (860) 677-2603 - Fax: (860)674-2718
         Web:www.edactechnologies.com - E-mail:info@edactechnologies.com

For further information, please contact:
----------------------------------------
Glenn L. Purple
Vice President-Finance
Tel: (860) 677-2603
                                                           FOR IMMEDIATE RELEASE


                EDAC TECHNOLOGIES REPORTS FOURTH QUARTER RESULTS


FARMINGTON, Conn., March 10, 2004 -- EDAC Technologies Corporation (OTC Bulletin
Board: EDAC.OB), a designer and manufacturer of tools, fixtures, jet engine components, injection molds and spindles, today reported results for the fourth quarter of 2003.

Fourth quarter 2003 net loss was $107,000 or a loss of $0.02 per diluted share versus a net loss of $1,192,000 or a loss of $0.27 per diluted share for the fourth quarter of 2002. Sales for the fourth quarter 2003 were $5,992,000 versus $6,046,000 for the fourth quarter 2002.

The fiscal year 2003 net income was $6,579,000 or net income of $1.46 per diluted share versus a net loss of $13,407,000 or a net loss of $3.04 per diluted share for fiscal year 2002. The 2003 fiscal year benefited from the $7,253,000 gain on debt restructuring. Without the gain, the net loss for the 2003 fiscal year would have been $674,000. The 2002 fiscal year included a write down of $10,381,000 due to the cumulative effect of the adoption of SFAS No. 142 "Goodwill and Other Intangible Assets." Without the write down, the net loss for the 2002 fiscal year would have been $3,026,000 or a loss of $0.69 per diluted share. Sales for 2003 were $25,677,000 versus $25,850,000 for 2002.

Commenting on the fourth quarter and fiscal year 2003, Dominick A. Pagano, President and Chief Executive Officer, said, "We are very pleased with the fourth quarter fiscal year 2003 results, knowing that sales were going to be off from the third quarter. It should be noted that sales for the year are approximately the same as sales for last year. However, gross profit has improved significantly and selling, general and administrative has decreased significantly. As a result there has been a substantial improvement in the results from operations. Recent order activity in the industrial product lines has been robust. In the last five months since September 27, 2003, sales backlog has increased from $15.7 million to $20.4 million at February 28, 2004. We are optimistic for the coming year and continue with initiatives that we believe will strengthen EDAC's revenues and margins."


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ABOUT EDAC TECHNOLOGIES CORPORATION
-----------------------------------
EDAC Technologies Corporation is a diversified manufacturing company primarily offering (i) design and manufacturing services for the aerospace industry in such areas as jet engine parts, special tooling, equipment, gauges and components used in the manufacture, assembly and inspection of jet engines (ii) high-precision fixtures, gauges, dies and molds and (iii) the design, manufacture and repair of precision spindles, which are an integral part of numerous machine tools found in virtually every manufacturing environment.

Cautionary Statement Regarding Forward Looking Statements - This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company uses words such as "plans," seeks," "projects," "expects," "believes," "may," "anticipates," "estimates," "should," and similar expressions to identify these forward looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the control of the Company and are difficult to predict. These important factors include, without limitation, factors which could affect demand for the Company's products and services such as general economic conditions and economic conditions in the aerospace industry and the other industries in which the Company competes; competition from the Company's competitors; and the Company's ability to enter into satisfactory financing arrangements. These and other factors are described in the Company's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's expectations and beliefs as of the date of this release. The Company anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation or intention to do so.


EDAC TECHNOLOGIES CORPORATION
FINANCIAL HIGHLIGHTS


                                               For the three months ended              For the twelve months ended
                                          ---------------------------------         ----------------------------------
                                             January 3,        December 28,           January 3,          December 28,
                                               2004                2002                 2004                  2002
                                          ------------         ------------         -----------          ------------
Sales                                     $  5,992,246         $  6,046,206         $ 25,677,087         $ 25,850,167
Cost of sales                                5,309,259            6,193,091           22,950,242           24,850,653
                                          ------------         ------------         ------------         ------------
    Gross profit (loss)                        682,987             (146,885)           2,726,845              999,514

Selling, general and
  and administrative
  expenses                                     733,313            1,051,076            2,869,897            3,961,473
                                          ------------         ------------         ------------         ------------

(Loss) income
   from operations                             (50,326)          (1,197,961)            (143,052)          (2,961,959)

Non-operating income
  (expense):
    Gain on debt restructuring                    --                   --              7,253,203                 --
    Other                                      103,413                1,928              147,126               35,446
    Interest expense                          (160,082)            (180,259)            (678,489)            (742,112)

(Loss) income before income
  taxes and cumulative effect
  of change in accounting
  principle                                   (106,995)          (1,376,292)           6,578,788           (3,668,625)

Benefit from income taxes                         --                184,302                 --                642,791
                                          ------------         ------------         ------------         ------------

(Loss) income before
  cumulative effect of change
  in accounting principle                     (106,995)          (1,191,990)           6,578,788           (3,025,834)

Cumulative effect of adoption
  of SFAS No. 142                                 --                   --                   --            (10,381,077)
                                          ------------         ------------         ------------         ------------

Net (loss) income                         $   (106,995)        $ (1,191,990)         $ 6,578,788         $(13,406,911)
                                          ============         ============         ============         ============

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
Basic per common share data:
 (Loss) income before
   cumulative effect of change
   in accounting principle                 $  (0.02)              $   (0.27)              $    1.49           $  (0.69)
  Cumulative effect of change
   in accounting principle                        -                       -                       -              (2.35)
                                           --------               ---------               ---------           --------
  Net (loss) income                        $  (0.02)              $   (0.27)              $    1.49           $  (3.04)
                                           ========               =========               =========           ========


Diluted per common share data:
 (Loss) income before
   cumulative effect of change
   in accounting principle                 $  (0.02)              $   (0.27)              $    1.46           $  (0.69)
  Cumulative effect of change
   in accounting principle                       -                        -                       -              (2.35)
                                           --------               ---------               ---------           --------
  Net (loss) income                        $  (0.02)              $   (0.27)              $    1.46           $  (3.04)
                                           ========               =========               =========           ========


Weighted average shares:
  Basic                                   4,444,203               4,416,038               4,425,309          4,408,538
  Diluted                                 4,444,203               4,416,038               4,502,051          4,408,538



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